UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The RLJ Entertainment, Inc. investor presentation attached as Exhibit 99.1 contains certain financial information pertaining to the year ended December 31, 2015.

The financial data in Exhibit 99.1 is unaudited and preliminary, based upon estimates and subject to completion of the Company's financial closing procedures and the audit of the Company’s financial statements. Moreover, this data has been prepared on the basis of currently available information. This data does not constitute a comprehensive statement of the Company's financial results for the year ended December 31, 2015, and the Company's final amounts for this data may differ materially from these estimates. The Company's independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this data.

This information is being furnished pursuant to Item 2.02 of Form 8-K.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 7.01. Regulation FD Disclosure.

A copy of the RLJ Entertainment, Inc. investor presentation attached as Exhibit 99.1 will be presented to attendees of the 28th Annual Roth Conference being held at The Ritz Carlton in Laguna Niguel, CA on March 15, 2016 at 4:30 PM PST.  Chief Executive Officer, Mr. Miguel Penella, will speak at the conference.

A live webcast of the event will be made available on the RLJ Entertainment, Inc. investor relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=109706&p=irol-IRHome.

This information is being furnished pursuant to Item 7.01 of Form 8-K.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.	Description

99.1	RLJ Entertainment, Inc. Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	March 14, 2016	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	RLJ Entertainment, Inc. Investor Presentation

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